                AGGREGATE EXCESS OF LOSS REINSURANCE AGREEMENT
                                    BETWEEN

 ASSOCIATED GENERAL CONTRACTORS SELF INSURERS TRUST FUND (FUND ID #59-2445257)
                                 (the Company)

                                      AND

                           RELIANCE INSURANCE COMPANY
                                (the Reinsurer)

TYPE:               Aggregate Excess of Loss Reinsurance

REINSURER'S SHARE:  One-hundred percent (100%).

EFFECTIVE DATE:     December 31, 1991.

COVERAGE:           In consideration of the premium payment from the Company,
                    the Reinsurer agrees to indemnify the Company for Ultimate Net Loss in the Subject Business in excess of the Company's Retention occurring in the Coverage Period, regardless of when reported, for which the Company is or becomes obligated to pay.

SUBJECT BUSINESS:   Workers' Compensation and Employers' Liability coverages
                    provided by the Company effective during the Coverage
                    Period.

COVERAGE PERIOD:    January 1, 1985, through December 31, 1991.

COMPANY'S           The Company's Retention is the Company's liabilities for
RETENTION:          Ultimate Net Loss, whether or not paid or payable by the
                    Company, less the Aggregate Limit of the reinsurance. The
                    Company's Retention as of December 31, 1991 shall be  * .
                    The Company's Retention shall be adjusted annually thereafter to reflect loss development and a new Retention shall be established. Adjustments shall be made in accordance with the Settlement Account to reflect changes in the Company's Retention as it may affect payment made or due in accordance with Remittances.

                    Any adjustment to the Company's Retention will be used in settling losses hereunder in accordance with the provision for Remittances.

                    * As reflected per Shores and Company's final audited financial statements.

AGGREGATE LIMIT:    Twenty-one million dollars ($21,000,000).

REINSURANCE         Thirteen million, nine hundred twenty-five thousand dollars
PREMIUM:            ($13,925,000), including commissions and applicable
                    taxes, payable no later than July 31, 1992. The Company shall pay to the Reinsurer accrued interest at the rate of one percent (1%) per month from

                    December 31, 1991 to the date the Reinsurance Premium is paid.

ULTIMATE NET LOSS:  The Company's Ultimate Net Loss includes all claims arising from occurrences in the Subject Business during the Coverage Period, and expenses directly related to the adjustment of claims incurred, regardless of when reported, during the coverage period. Such expenses shall include, but not to be limited to, expenses and costs associated with policy coverage disputes, pre-judgment interest, and expenses incurred in connection with subrogation. Ultimate Net Loss shall be adjusted to reflect recoverables, either collected or uncollected, under specific excess insurance, and subrogation recoveries, but shall not be adjusted to include recoverables, either collected or uncollected, under the Special Disability Fund (SDF). Judgments in Excess of Policy Limits and Extra Contractual Obligations are included in determining the Company's Ultimate Net Loss.

COMMUTATION:        At any time the Company has the option to commute the
                    Reinsurers' liability and relieve the Reinsurer of all further liability. In the event the Company elects to commute this Agreement, the Reinsurer shall pay to the Company the balance in the Experience Account.

EXPERIENCE ACCOUNT: An Experience Account shall be established by the
                    Reinsurer and maintained during the term of this Agreement. The Experience Account shall consist of (a) ninety percent (90%) of the Reinsurance Premium received, less (b) actual losses paid by the Reinsurer, plus (c) interest on the average account balance calculated and credited at each December 31 at the rate of ninety percent (90%) of the last published One Year U.S. Treasury Bill Rate (as published in The Wall Street Journal) on the date the Reinsurance Premium is received by the Reinsurer and annually thereafter.

REPORTS: The Company shall report monthly to the Reinsurer the Company's account of losses and expenses paid and outstanding, under the Subject Business coverage. Such account statement shall include a Summary Report by policy year on a monthly basis and a detailed report by policy year on a quarterly basis, containing all relevant information as per the attached CRIMS Reports.

                    The Company shall furnish to the Reinsurer within statutory filing time after the close of each calendar year an actuarially-certified projection of the Company's Ultimate Net Loss. This projection must be certified by an Associate of the Casualty Actuarial Society. The Ultimate Net Loss must be based on paid and incurred loss data valued through December 31st of the most recent year.

REMITTANCES:        The Reinsurers' payments under this Agreement will be made within forty-five (45) days of the receipt of the calendar quarterly account statements once the Company's Retention has been exceeded.

ADJUSTMENTS TO      Any remittances determined by the projection of Ultimate
REMITTANCES:        Net Loss made hereunder shall not be final as regards future
                    Company Retention levels. Such remittances shall be reconciled through the Settlement Account.

SETTLEMENT ACCOUNT: An account shall be maintained by the Reinsurer for the purpose of reconciling adjustments to the Company's Retention subsequent to reinsurance remittances.

                    Adjustments shall be made as follows: (1) Additional remittance payments plus interest credit shall be made at the next remittance payment period; (2) Over-remittance to date plus interest credit shall offset subsequent reinsurance payments.

                    The interest applied to (1) or (2) above shall be based on the average prime rate plus 200 basis points for that payment period.

DISCLOSURES         With respect to this Agreement and the transactions
AND APPROVALS:      hereunder, the Company represents and agrees that it has
                    made or obtained, or will make or obtain, all disclosures and approvals that are, in the opinion of its counsel, necessary and appropriate under applicable law.

INSOLVENCY:         The Insolvency Clause attached hereto (Exhibit 1) is
                    incorporated herein.

EXCLUSIONS:         A.  Reinsurance Assumed
(Exhibit 2)         B.  Pools, Syndicates and Associations
                    C.  Insolvency Funds
                    D.  Medical Malpractice Liability
                    E.  War
                    F.  Member Assessments

OTHER:              A.  Access to Records
(Exhibit 3)         B.  Agreement not assignable
                    C.  Arbitration
                    D.  Choice of Law: Florida
                    E.  Entire Agreement
                    F.  Errors and Omissions
                    G.  Right of Offset
                    H.  Headings

     IN WITNESS WHEREOF, the parties hereto have caused this Binder of Reinsurance to be executed by their duly authorized representatives in Orlando, Florida this 27th day of JULY, 1992.

     ASSOCIATED GENERAL CONTRACTORS SELF INSURERS TRUST FUND (FUND ID
#59-2445257)


BY: /s/ Ronald J. Morrick              BY: /s/ Doris M. Oberhardt
   --------------------------             --------------------------

NAME: Ronald J. Morrick                NAME: Doris M. Oberhardt
     ------------------------               ------------------------

TITLE: Chairman                        TITLE: Administrator
      -----------------------                -----------------------

This 27th day of July, 1992.


     RELIANCE INSURANCE COMPANY


ATTEST: /s/ (illegible)                BY: /s/ Jeffrey DiTieri
       ----------------------             --------------------------

NAME: (illegible)                      NAME: Jeffrey DiTieri
     ------------------------               ------------------------

TITLE: Asst Gen Counsel                TITLE: Vice President
      -----------------------                -----------------------

                                   EXHIBIT 1

                                  INSOLVENCY

In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Reinsurer to the Company, within the timing and terms of this Agreement, and without diminution because of the insolvency of the Company or without diminution because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim, not withstanding any provisions of this Agreement to the contrary.

The liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company which would involve a possible liability on the part of the Reinsurer, such notice to be given within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that the Reinsurer deems available to the Company, or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the reinsurance Agreement as though such expense had been incurred by the Company.

The reinsurance shall be payable by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, (except as provided by applicable Insurance Law or) except (a) where the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company, and (b) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees.

                                   EXHIBIT 2

                                   EXCLUSIONS

A.  REINSURANCE ASSUMED BY THE COMPANY
    This Agreement does not apply to any reinsurance assumed by the Company whether directly or indirectly.

B.  POOLS, SYNDICATES AND ASSOCIATIONS
    This Agreement does not apply to any liabilities assumed (whether voluntarily or involuntarily) from any Pool, Association, Syndicate or other facility (other than the liabilities of the Company itself) that maintain their own underwriting facilities.

C.  INSOLVENCY FUNDS
    This Agreement does not apply to any liabilities arising by contract, operation of law, or otherwise, from the Company's participation in any Insolvency Fund. "Insolvency Fund" shall mean any guarantee fund, insolvency fund, plan, pool, association or other arrangement however denominated or established that provides for any assessment of or payment or assumption by the Company of all or part of any claim, debt, charge, fee, or other obligation of an insurer, fund or employer, or any of their successors or assigns, that is unable to meet any claim, debt, charge, fee or other obligation in whole or in part due to its insolvency or due to it having been declared insolvent or bankrupt.

D.  MEDICAL MALPRACTICE LIABILITY
    This Agreement shall not apply to any liabilities arising out of the rendering or failing to render any medical services by a physician or other providers of medical services, or arising out of any error or omission in the performance thereof by a physician or other providers of medical services.

E.  WAR
    This Agreement shall not apply to any claim which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law. This shall not apply to riots, strikes, civil commotion, vandalism, or malicious mischief.

F.  MEMBER ASSESSMENTS

    This Agreement does not apply to member assessments under Section 38F-5.065 (5) of the Rules for Self-Insurers under the Workers' Compensation Act in the State of Florida.

                                   EXHIBIT 3

                                     OTHER

A.  ACCESS TO RECORDS
    Reinsurer shall have the right at any reasonable time upon five (5) working days prior notice during or at any time after the expiration of this Agreement, and as frequently as deemed reasonably necessary by Reinsurer, to visit the offices of Company to inspect, examine, audit, and verify any of the policy or claim files ("records") relating to the business reinsured under this Agreement. Reinsurer shall have the right to make, at its own expense, copies or extracts of any records. Notwithstanding the above, Reinsurer shall not have any right of access to the records of Company if it is not current in all payments due to Company and Company shall have no right to reimbursement under this Agreement if it fails or refuses to provide the reasonable access required by this section other than by reason of Reinsurer's failure to pay. Reinsurer shall keep confidential all information and reports derived from the records of Company to which it has received access and shall not publish or communicate that information or report(s) to any other person or reinsurer without Company's express prior written consent. Reinsurer shall promptly upon Company's request deliver a complete copy of any report(s) concerning the records and information to which it has received access.

B.  AGREEMENT NOT ASSIGNABLE
    This Agreement shall be binding upon and inure to the benefit of Company and Reinsurer and their respective successors and assigns provided, however, that this Agreement may not be assigned by either Company or Reinsurer without the prior written consent of the other which consent may be withheld by either party in its sole unfettered discretion. Except as expressly provided for in the Clause entitled INSOLVENCY, the provisions of this Agreement are intended solely for the benefit of Company and Reinsurer. Nothing in this Agreement shall in any manner create or be construed to create any obligations to or establish any rights against any party to this Agreement in favor of any other persons not party to this Agreement.

C.  ARBITRATION
    As a condition precedent to any cause of action, any and all disputes between Company and Reinsurer arising out of, relating to, or concerning this Agreement, whether sounding in contract or tort and whether arising during or after termination of this Agreement, shall be submitted to the decision of a board of arbitration composed of two arbitrators and an umpire ("Board") meeting at a site in Orange County, Florida. The arbitration shall be conducted under the Federal Arbitration Act and shall proceed as follows:

    1. SUBMISSION TO ARBITRATION. A notice requesting arbitration, or any other notice made in connection therewith, shall be in writing and shall be sent certified or registered mail, return receipt requested to the affected parties. The notice requesting arbitration shall state in particulars all issues to be resolved in the view of the claimant, shall appoint the arbitrator selected by the claimant and shall set a tentative date for the hearing, which date shall be no sooner than ninety (90) days and no later than one hundred fifty (150) days from the date that the notice requesting arbitration is mailed. Within thirty (30) days of receipt of claimant's notice, the respondent shall notify claimant of any additional issues to be resolved in the arbitration and of the name of its appointed arbitrator.

    2. ARBITRATION BOARD MEMBERSHIP. Unless otherwise mutually agreed, the members of the Board shall be impartial and disinterested and shall be active or retired lawyers, familiar with insurance and reinsurance, or active or retired officers of property-casualty insurance companies, reinsurance companies, or Lloyds Underwriters. Company and Reinsurer as aforesaid shall each appoint an arbitrator and the two (2) arbitrators shall choose an umpire before instituting the hearing. As time is of the essence, if the respondent fails to appoint its arbitrator within thirty
    (30) days after having received claimant's written request for arbitration, the claimant is authorized to and shall appoint the second arbitrator if the two arbitrators fail to agree upon the appointment of an umpire within thirty (30) days after notification of the appointment of the second arbitrator, within ten (10) days thereof, the two (2) arbitrators shall request the American Arbitration Association ("AAA") to appoint an umpire for the arbitration with the qualifications set forth above in this Article. If the AAA fails to name an umpire, either party may apply to the court named below to appoint an umpire with the above required qualifications. The umpire shall promptly notify in writing all parties to the arbitration of his selection and of the scheduled date for the hearing. Upon resignation or death of any member of the Board, a replacement shall be appointed in the same fashion as the resigning or decreased member was appointed.

    3. SUBMISSION OF BRIEFS. The claimant and respondent shall each submit initial briefs to the Board outlining the issues in dispute and the basis, authority, and reasons for their respective positions within thirty (30) days of the date of notice of appointment of the umpire. The claimant and the respondent may submit reply briefs to the Board within ten (10) days after filing of the initial briefs(s). Initial and reply briefs may be amended by the submitting party at any time, but not later than ten (10) days prior to the date of commencement of the arbitration hearing. Reasonable responses shall be allowed at the arbitration hearing to new material contained in any amendments filed to the briefs but not previously responded to.

    4. ARBITRATION AWARD. The Board shall make a decision and award with regard to the terms of this Agreement, the original intentions of the parties to the extent reasonably ascertainable, and the custom and usage of the property and casualty insurance and reinsurance business which decision and award shall be in writing and shall state the factual and legal basis for the decision and award. The decision and award shall be based upon a hearing in which evidence shall be allowed and which the formal rules of evidence shall not strictly apply but in which cross examination and rebuttal shall be allowed. At its own election or at the request of the Board, either party may submit a post-hearing brief for consideration of the Board within twenty (20) days of the close of the hearing. The Board shall make its decision and award within thirty (30) days following the close of the hearing or the submission of post-hearing briefs, whichever is later, unless the parties consent to an extension. Every decision by the Board shall be by a majority of the members of the Board and each decision and award by the majority of the members of the board shall be final and binding upon all parties to the proceeding.
    Either party may apply to the Circuit Court in and for Orange County, Florida for an order confirming any decision and the award; a judgment of that Court shall thereupon be entered on any decision or award. If such an order is issued, the attorneys' fees of the party so applying and court costs will be paid by the party against whom confirmation is sought. The Board may award interest at a rate of two hundred (200) basis points above the prime rate as published in The Wall Street Journal on the date of the award of the Board calculated from the date the Board determines that any amounts due the prevailing party should have been paid to the prevailing party should have been paid to the prevailing party but may not award punitive, exemplary, or treble damages.

    5. ARBITRATION EXPENSE. Each party shall bear the expense of the one arbitrator appointed by it and shall jointly and equally bear with the other party the expense of any stenographer requested, and of the umpire. The remaining costs of the arbitration proceedings shall be finally allocated by the Board.

    6. EVIDENCE. Subject to customary and recognized legal rules of privilege, each party participating in the arbitration shall have the obligation to produce those documents and as witnesses to the arbitration those of its employees, those of its affiliates, and those of any intermediary or underwriting manager as any other participating party reasonably requests providing always that the same witnesses and documents be obtainable and relevant to the issues before the arbitration and not be unduly burdensome or excessive. The parties may mutually agree as to pre-hearing discovery prior to the arbitration hearing and in the absence of agreement, upon the request of any party, pre-hearing discovery may be conducted as the umpire shall determine in his/her sole discretion to be in the interest of fairness, full disclosure, and a prompt hearing, decision and award by the Board. The umpire shall be the final judge of the procedures of the Board, the conduct of the arbitration, of the rules of evidence, the rules of privilege and production and of excessiveness and relevancy of any witnesses and documents upon the petition of any participating party. To the extent permitted by law, the Board and the umpire shall have the authority to issue subpoenas and other orders to enforce their decisions.

    7. EQUITABLE RELIEF. Nothing herein shall be construed to prevent any participating party from applying to the Circuit Court in and for Orange County, Florida to issue a restraining order or other equitable relief to maintain the "status quo" of the parties participating in the arbitration pending the decision and award by the Board or to prevent any party from incurring irreparable harm or damage at any time prior to the decision and award of the Board. The Board shall also have the authority to issue interim decisions or awards in the interest of fairness, full disclosure, and a prompt and orderly hearing and decision and award by the Board.

D.  CHOICE OF LAW
    This Agreement shall be construed according to the laws of the State of Florida with venue in Orange County, Florida.

E.  ENTIRE AGREEMENT
    This Agreement supersedes and merges with any and all previous agreements, whether written or oral, between Company and Reinsurer, or their predecessors with respect to this reinsurance of Company by Reinsurer effective December 31, 1991 and constitutes the full and complete Agreement between the parties with respect to that reinsurance. No amendment to this Agreement shall be valid unless in writing and signed by both parties.

F.  ERRORS OR OMISSIONS
    Any inadvertent act, neglect, delay, omission, or error by either party to this Agreement, including its representatives, will not be held to relieve either party to this Agreement from any liability that would attach to it under this Agreement if that act, neglect, delay, omission, or error had not been made, providing that act, neglect, delay, omission, or error is sought to be rectified immediately upon discovery.

G.  RIGHT OF OFFSET
    All amounts due either Company or Reinsurer, whether by reason of premium, commission, loss, ultimate net loss or allocated loss expense, or otherwise, under this Agreement or any other Agreement later in force between Reinsurer and Company, whether as ceding company, reinsurer or otherwise, shall be subject to the right of recoupment and offset and upon the exercise of the same, only the net balance shall be due. All claims for amounts of premium, commission, loss, ultimate net loss or allocated loss expense, whether or not fixed in amount at the time of the insolvency of any party to this Agreement, arising from coverage placed in effect under this Agreement prior to the insolvency of any party to this Agreement shall be deemed pre-liquidation debts and subject to this Article. In the event of insolvency of Company, offset shall be in accord with applicable law.

H.  HEADINGS
    The headings preceding the text of the Clauses and paragraphs of this Agreement are intended and inserted solely for the convenience of references and shall not affect the meaning, interpretation, construction or effect of this Agreement.


                                              CRIMS

                                      1 UNDERWRITING REPORT

FUND:  880 ASSOCIATED GENERAL CONTRACTORS SELF INSURERS FUND
FUND YEAR:  1989
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            OUT-
                                              IN-         IN-                                                               STAND-
                                              JURY        JURY    CODES LOST   DATE   COMPEN-               TOTAL   TOTAL   ING
EMPLR DIV CASE   CLAIMANT         SOC SEC     DATE    O/C NAT PRT CAU   TIME RECEIVED SATION  MEDICAL OTHER PAID  INCURRED  RES
----------------------------------------------------------------------------------------------------------------------------------
419       507202 BULMER, MICHAEL  ###-##-#### 9/28/89  C   81 32  11     N   10/04/89   .00      .00    .00    .00     .00   .00
----------------------------------------------------------------------------------------------------------------------------------
1444      507767 STADFELD         ###-##-#### 10/18/89 C   81 32  11     N   11/20/89   .00   165.09    .00 165.09  165.09   .00
----------------------------------------------------------------------------------------------------------------------------------



1  Report information to be reconciled by Agreement.

                                                                         CRIMS

                                                                    1 REFUND REPORT

FUND:  880 ASSOCIATED GENERAL CONTRACTORS SELF INSURERS FUND        FUND YEAR:  1989



----------------------------------------------------------------------------------------------------------------------------------
                                                                                                           ACCEPTED CLAIMS
                                                                                               -----------------------------------
                                                                            REIM-      UNFILED    UNFILED
                                                          DATE         BURSEMENTS FROM  EST.       EST.
                                   ACCIDENT    TOTAL    NOTIFIED/       REFUND STATUS   REIM-      REIM-      AMOUNT       AMOUNT
EMPLR  DIV  CASE   NAME              DATE    INCURRED   ACCEPTED  CODE  SDF ATTORNEY  BURSEMENT  BURSEMENT  UNCOLLECTED  COLLECTED
----------------------------------------------------------------------------------------------------------------------------------

630         507602 BRYANT, JOHNNY  10/30/89  127,000.00 0/00/00   09    SPECIAL DISA-  50,800.00               .00
                                                                        BILITY FUND
                                                                        MERGER
----------------------------------------------------------------------------------------------------------------------------------
106         506453 CARROLL, ROGER  7/27/89    94,677.37 2/22/91   05    SPECIAL DISA-  75,000.00
                                                                        BILITY FUND
                                                                        AFFIDAVIT/
                                                                        MERGER
----------------------------------------------------------------------------------------------------------------------------------





1  Report information to be reconciled by Agreement

                         1  SPECIFIC EXCESS CLAIMS

                              AGC 1/1/89 - 1/1/90
                                     AS OF
                                  DEC 31, 1991

                                                            Individual    Excess Over
Claimant            Paid         Reserve         Total      Retention      Retention

J. DANIELS       379,840.92   1,150,159.08   1,530,000.00   500,000.00   1,030,000.00
505474
D/A 5/3/89

R. HOFFMAN       356,819.76     227,180.24     584,000.00   500,000.00      84,000.00
508187
D/A 10/16/89
                 ----------   ------------   ------------   ----------   ------------
                 379,840.92   1,150,159.08   1,530,000.00   500,000.00

                            SPECIFIC EXCESS OVER RETENTION               1,114,000.00

                1  Report information to be reconciled by Agreement